Item 7	Material to be Filed as Exhibits

Exhibit 99.1

Credit Agreement, dated as of October 23, 2024, by and among the Issuer, the Borrower, Wilmington Savings Fund Society, FSB, and the Lenders party thereto (incorporated by reference to Exhibit 10.1 to the Issuer’s Current Report on Form 8-K, filed with the SEC on October 29, 2024).

Exhibit 99.2	Form of Warrant, issued by the Issuer (incorporated by reference to Exhibit 4.1 to the Issuer’s Current Report on Form 8-K, filed with the SEC on November 15, 2024).
Exhibit 99.3

Registration Rights Agreement, dated as of November 14, 2024, by and among the Issuer, and the Lenders named in the Credit Agreement (incorporated by reference to Exhibit 4.2 to the Issuer’s Current Report on Form 8-K, filed with the SEC on November 15, 2024).

Exhibit 99.4	Form of Warrant, issued by the Issuer (incorporated by reference to Exhibit 4.1 to the Issuer’s Current Report on Form 8-K, filed with the SEC on March 13, 2023).
Exhibit 99.5

Registration Rights Agreement, dated as of March 10, 2023, by and among the Issuer, and the Lenders named in the Credit Agreement (incorporated by reference to Exhibit 4.1 to the Issuer’s Current Report on Form 8-K, filed with the SEC on March 13, 2023).